EXHIBIT INDEX
Exhibit  Description
No.
99.1   Press Release, dated September 17, 2020, of Saul Centers, Inc.

Section 2: EX-99.1 (EX-99.1)
Exhibit 99.1
SAUL CENTERS, INC.
7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522
(301) 986-6200
Saul Centers Declares Quarterly Dividends and Provides Business Updates

September 17, 2020, Bethesda, MD.

For Immediate Release

BETHESDA, MARYLAND–Saul Centers, Inc. (the "Company," NYSE: BFS) has declared a quarterly dividend of $0.53 per share on its common stock, to be paid on October 30, 2020, to holders of record as of October 16, 2020. The common dividend is the same as the amount paid in the previous quarter, and the prior year’s comparable quarter.

The Company also declared quarterly dividends on (a) its 6.125% Series D Cumulative Redeemable Preferred Stock, in the amount of $0.3828125 per depositary share and (b) its 6.000% Series E Cumulative Redeemable Preferred Stock, in the amount of $0.3750000 per depositary share. The preferred dividends will be paid on October 15, 2020, to holders of record as of October 1, 2020.

COVID-19 Update (as of September 16, 2020)

▪Our portfolio is comprised of 50 shopping centers and seven mixed-use properties, totaling approximately 9.0 million square feet of retail and office gross leasable area (GLA). In addition, our portfolio contains three residential properties, comprising 1,006 luxury apartment units, or approximately 0.9 million square feet.
▪Of our 50 shopping centers, 43 are anchored by a grocery store, home improvement store, pharmacy or bank, all of which have remained open during the pandemic due to their “essential business” designations.
▪98% of our tenants are currently open and operating under modified operating protocols in accordance with state and local guidelines.
▪100% of our shopping centers are open.

Collections Update

The following is a summary, as of September 16, 2020, of our consolidated collections of rent billings, including minimum rent, operating expense recoveries, and real estate tax recoveries for the quarter ended June 30, 2020 ("Second Quarter"), July 2020 and August 2020:

Second Quarter 2020
•81% of Second Quarter 2020 total billings have been paid by our tenants.
◦76% from retail
◦94% from office
◦100% from residential
•Additionally, we have granted rent deferrals comprising approximately 10% of Second Quarter billings (or 51% of the unpaid balance) including 4% with anchor/national tenants. The executed deferrals typically cover three months of rent, and are generally scheduled to be repaid during 2021 and 2022. As a condition to granting rent deferrals, in many cases, we have sought and received extended lease terms, or waivers of certain adjacent use or common area restrictions.

www.SaulCenters.com

July 2020
▪89% of July 2020 total billings have been paid by our tenants.
◦86% from retail
◦94% from office
◦100% from residential
▪Additionally, we have granted rent deferrals comprising approximately 2% of July billings (or 21% of the unpaid balance) including 1% with anchor/national tenants. These deferrals are structured similarly to the Second Quarter deferrals.

August 2020
▪88% of August 2020 total billings have been paid by our tenants.
◦85% from retail
◦92% from office
◦99% from residential
▪Additionally, we have granted rent deferrals comprising approximately 1% of August billings (or 11% of the unpaid balance), primarily with anchor/national tenants. These deferrals are structured similarly to the Second Quarter deferrals.

        Although we are and will continue to be actively engaged in rent collection efforts related to uncollected rent, and work with certain tenants who have requested rent deferrals, we can provide no assurance that such efforts or our efforts in future periods will be successful, particularly in the event that the novel coronavirus (COVID-19) pandemic and restrictions intended to prevent its spread continue for a prolonged period.

As of September 16, cash collections of September total billings are ahead of cash collections of July and August total billings, as of July 16 and August 16, respectively. However, there can be no assurance that cash collections for the remainder of the month of September or any future period will continue to be paid at or in excess of the current rate.

The Waycroft Update

In the first week of April, we delivered The Waycroft, comprised of 491 apartment units and 60,000 square feet of retail space, on North Glebe Road, in Arlington, Virginia. As of September 16, despite the headwinds of the COVID-19 pandemic, we have executed 241 residential leases, totaling approximately 49% of the available units, and 228 units are occupied. The addition of the Waycroft nearly doubles the residential component of our portfolio to 1,006 luxury residential units. The project is anchored by a 41,500 square foot Target store, which commenced operations in August 2020. An additional 5,900 square feet of retail space is expected to become operational during the second half of 2020.

Saul Centers, Inc. is a self-managed, self-administered equity REIT headquartered in Bethesda, Maryland, which currently operates and manages a real estate portfolio of 60 properties which includes (a) 50 community and neighborhood shopping centers and seven mixed-use properties with approximately 9.9 million square feet of leasable area and (b) three land and development properties. Approximately 85% of the Saul Centers' property operating income is generated by properties in the metropolitan Washington, DC/Baltimore area.

More information about Saul Centers is available on the Company’s website at www.saulcenters.com.

CONTACT: Scott V. Schneider (301) 986-6220

www.SaulCenters.com

Safe Harbor Statement

        Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in (x) our Annual Report on Form 10-K for the year ended December 31, 2019 and (y) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and include the following: (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (iv) the Company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations and management’s ability to estimate the impact of such changes, (vi) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (vii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (viii) increases in operating costs, (ix) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (x) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xi) impairment charges, (xii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and (xiii) an epidemic or pandemic (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period. Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in (i) our Annual Report on Form 10-K for the year ended December 31, 2019 and (ii) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

www.SaulCenters.com